                                                                     EXHIBIT 2.1

         AMENDMENT NO. 1, dated as of May 15, 1996 (this "Amendment"), to the Agreement and Plan of Merger, dated as of April 19, 1996, among (i) Summit Technology, Inc., a Massachusetts corporation (the "Buyer"), (ii) Summit Acquisition Corporation, a Florida corporation and wholly owned subsidiary of the Buyer ("Summit Sub"), (iii) Mordechai Golan, Creslin Limited, Menderes Akdag, and Huseyin Kizanlikli (each a "Shareholder" and collectively the "Shareholders") and (iv) Lens Express, Inc., a Florida corporation (the "Company").

                              W I T N E S S E T H

         WHEREAS, the Buyer, Summit Sub, the Shareholders and the Company have entered into an Agreement and Plan of Merger, dated as of April 19, 1996 (the "Merger Agreement"; capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement); and

         WHEREAS, the Buyer, Summit Sub, the Shareholders and the Company desire to amend the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understandings hereinafter set forth, the parties hereto agree as follows:

         SECTION 1. Amendment to the Merger Agreement. The Merger Agreement is, as of the date hereof, hereby amended as follows:

         (a)      Section 3.4 shall be restated in full to read as follows:

                  "3.5. Conversion of Common Stock. At the Effective Time, all of the issued and outstanding shares (the "Shares") of Common Stock shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the immediate right to receive a total number of shares of Buyer's Common Stock, $.01 par value ("Buyer Common Stock") that is equal to the quotient obtained by dividing $39,700,000 by the average closing price of Buyer Common Stock on the Nasdaq National Market System (as reported in the Eastern Edition of The Wall Street Journal) during the twenty trading day period ending on May 10, 1996 (the "Average Price"); provided, however, that in no event will such number be greater than 1,708,500 shares or less than 1,428,571 shares of Buyer Common Stock, except as necessary to make appropriate adjustments for stock splits, dividends, recapitalizations and the like. The certificates evidencing the shares of Buyer Common Stock shall bear the legend required under Section 14 of this Agreement."

         (b)      The following definition shall be added as Section 11.2.23:

                           "11.2.23. HSR Act. The term "HSR Act" shall mean the Hart-Scott - Rodino Antitrust Improvements Act of 1976."

         SECTION 2. Effect of Amendment. Except as and to the extent modified by this Amendment, the Merger Agreement shall remain in full force and effect in all respects.

         SECTION 3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the domestic substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         SECTION 4. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

                                  SHAREHOLDERS:

                                  CRESLIN LIMITED

                                  By:   /s/ Peter E. Leppard
                                  ------------------------------------------
                                    Title:  Director

                                  /s/ Mordechai Golan
                                  ------------------------------------------
                                  MORDECHAI GOLAN

                                  /s/ Menderes Akdag
                                  ------------------------------------------
                                  MENDERES AKDAG

                                  /s/ Huseyin Kizanlikli
                                  ------------------------------------------
                                  HUSEYIN KIZANLIKLI

                                  COMPANY:

                                  LENS EXPRESS, INC.

                                  By:   /s/ Mordechai Golan
                                     ------------------------------------------
                                       Title:  Chairman

                                  SUMMIT:

                                  SUMMIT TECHNOLOGY, INC.

                                  By:   /s/ David F. Muller
                                     ------------------------------------------
                                       Title:  Chief Executive Officer

                                  SUMMIT SUB:

                                  SUMMIT ACQUISITION CORPORATION

                                  By:   /s/ David F. Muller
                                     ------------------------------------------
                                       Title:  President

                                                                  Conformed Copy
================================================================================







                          AGREEMENT AND PLAN OF MERGER

                                     BY AND

                                      AMONG

                             SUMMIT TECHNOLOGY, INC,

                         SUMMIT ACQUISITION CORPORATION,

                                MORDECHAI GOLAN,

                                CRESLIN LIMITED,

                                 MENDERES AKDAG,

                               HUSEYIN KIZANLIKLI

                                       AND

                               LENS EXPRESS, INC.



                    ----------------------------------------




                           Dated as of April 19, 1996




================================================================================

                                TABLE OF CONTENTS


1.       DEFINITIONS ...............................................................................    1

2.       ACQUISITION OF CALL MART ..................................................................    1

3.       THE MERGER ................................................................................    1
                  3.1.     Constituent, Surviving Corporation ......................................    1
                  3.2.     Time and Place of Closing ...............................................    2
                  3.3.     Charter; By-Laws ........................................................    2
                  3.4.     Conversion of Common Stock ..............................................    2
                  3.5.     Escrow ..................................................................    2
                  3.6.     No Fractional Shares ....................................................    3
                  3.7.     Conversion of Summit Sub Common Stock ...................................    3

4.       GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         AND THE SHAREHOLDERS ......................................................................    3
                  4.1.     Corporate Matters, etc ..................................................    3
                  4.2.     Financial Statements ....................................................    4
                  4.3.     Absence of Certain Changes or Events ....................................    5
                  4.4.     Title to and Nature of Assets ...........................................    6
                  4.5.     Non-Contravention, etc ..................................................    7
                  4.6.     Tax Matters .............................................................    7
                  4.7.     Litigation, etc .........................................................    9
                  4.8.     Labor Matters ...........................................................    9
                  4.9.     Insurance ...............................................................   10
                  4.10.    Material Agreements .....................................................   11
                  4.11.    Liabilities .............................................................   12
                  4.12.    Conflicts of Interest ...................................................   12
                  4.13.    Other Information .......................................................   12
                  4.14.    Books, Accounts, Records ................................................   12
                  4.15.    Managed Vision, Inc.; Managed Vision, Ltd. ..............................   13
                  4.16.    Distributions, etc ......................................................   13
                  4.17.    Compliance, Permits .....................................................   13
                  4.18.    Product Liability and Recalls ...........................................   14
                  4.19.    Regulatory Compliance ...................................................   14
                  4.20.    Brokers or Finders Fees .................................................   15

5.       INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE

         SHAREHOLDERS ..............................................................................   15
                  5.1.     Enforceability ..........................................................   15
                  5.2.     Non-Contravention, etc ..................................................   15

                  5.3.     Title, etc ..............................................................   15

6.       REPRESENTATIONS AND WARRANTIES OF THE BUYER ...............................................   15
                  6.1.     Corporate Matters .......................................................   16
                  6.2.     Non-Contravention, etc ..................................................   16
                  6.3.     Charter and By-Laws .....................................................   16
                  6.4.     Capitalization ..........................................................   16
                  6.5.     Authority Relative to this Agreement ....................................   16
                  6.6.     No Conflict, Required Filings and Consents ..............................   17
                  6.7.     SEC Filings; Financial Statements .......................................   17
                  6.8.     Absence of Certain Changes or Events ....................................   18
                  6.9.     Regulatory Environment ..................................................   18

7.       CERTAIN AGREEMENTS OF THE PARTIES .........................................................   18
                  7.1.     Exclusivity .............................................................   18
                  7.2.     Access to Premises and Information ......................................   19
                  7.3.     Preparation for Closing .................................................   19
                  7.4.     Conduct of Business; Affirmative Covenants ..............................   19
                  7.5.     Conduct of Business; Negative Covenants .................................   20
                  7.6.     Increased Insurance Coverage ............................................   20
                  7.7.     HSR Act .................................................................   20
                  7.8.     Interim Financial Statements of the Company .............................   21
                  7.9.     Changes in Buyer's Capital Structure ....................................   21
                  7.10.    Expenses of Transaction .................................................   21
                  7.11.    Payment of HSR Filing Fee, Transfer Taxes and Other Charges .............   21
                  7.12.    Licensed Optician .......................................................   21
                  7.13.    Public Announcements ....................................................   21
                  7.14.    Indemnification .........................................................   22

8.       CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER ........................................   22
                  8.1.     Representations, Warranties and Covenants ...............................   22
                  8.2.     Legality; Governmental Authorization; General Litigation ................   22
                  8.3.     No Material Adverse Effect ..............................................   23
                  8.4.     Escrow Agreements .......................................................   23
                  8.5.     Resignations, etc .......................................................   23
                  8.6.     HSR Act .................................................................   23
                  8.7.     Opinion of Counsel ......................................................   23
                  8.8.     Noncompetition Agreement ................................................   23
                  8.9.     Employment Agreement ....................................................   23
                  8.10.    Compensation Agreements .................................................   23
                  8.11.    Pooling Letter ..........................................................   23
                  8.12.    Call Mart Acquisition ...................................................   24
                  8.13.    Acquisition of Managed Vision ...........................................   24

                  8.14.    Waiver of Indemnification ...............................................   24

9.       CONDITIONS TO THE OBLIGATION TO CLOSE OF THE COMPANY AND

         THE SHAREHOLDERS ..........................................................................   24
                  9.1.     Representations, Warranties and Covenants ...............................   24
                  9.2.     Absence of Litigation ...................................................   25
                  9.3.     HSR Act .................................................................   25
                  9.4.     Shareholders' Termination ...............................................   25
                  9.5.     Opinion of Counsel ......................................................   25
                  9.6.     Release of Guarantees ...................................................   25
                  9.7.     Buyer's Certificate .....................................................   25

10.      INDEMNIFICATION ...........................................................................   25
                  10.1.    Indemnification .........................................................   25
                  10.2.    Third Party Claims ......................................................   26
                  10.3.    Limitations on Indemnification ..........................................   27

11.      DEFINITIONS ...............................................................................   29
                  11.1.    Certain Matters of Construction .........................................   29
                  11.2.    Certain Definitions .....................................................   29

12.      GOVERNING LAW .............................................................................   33
                  12.1.    Governing Law ...........................................................   33
                  12.2.    Consent to Jurisdiction .................................................   33
                  12.3.    Waiver of Jury Trial ....................................................   34
                  12.4.    Reliance ................................................................   34

13.      TERMINATION ...............................................................................   34
                  13.1.    Termination of Agreement ................................................   34
                  13.2.    Effect of Termination ...................................................   35

14.      SECURITIES ACT AND POOLING RESTRICTIONS ...................................................   35
                  14.1.    Shares not Registered ...................................................   35
                  14.2.    Economic Risk; Sophistication ...........................................   35
                  14.3.    Restrictions on Resale; Legends .........................................   36
                  14.4.    Restrictions on Transfer of Common Stock and Buyer Common
                           Stock ...................................................................   36

15.      REGISTRATION RIGHTS .......................................................................   36
                  15.1.    General .................................................................   36
                  15.2.    Expenses ................................................................   37
                  15.3.    Further Obligations .....................................................   37
                  15.4.    Indemnification .........................................................   39

16.      MISCELLANEOUS .............................................................................   42
                  16.1.    Entire Agreement; Waivers ...............................................   42
                  16.2.    Amendment or Modification, etc ..........................................   42
                  16.3.    Headings, etc ...........................................................   42
                  16.4.    Exhibits; Listed Documents, etc .........................................   42
                  16.5.    Severability ............................................................   42
                  16.6.    Counterparts ............................................................   43
                  16.7.    Successors and Assigns ..................................................   43
                  16.8.    Third Parties ...........................................................   43
                  16.9.    Governing Law ...........................................................   43
                  16.10.   Brokers .................................................................   43

17.      NOTICES ...................................................................................   43

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 19th day of April 1996, by and among (i) Summit Technology, Inc., a Massachusetts corporation (the "Buyer"), (ii) Summit Acquisition Corporation, a Florida corporation ("Summit Sub"), (iii) Mordechai Golan, Creslin Limited, Menderes Akdag and Huseyin Kizanlikli (each a "Shareholder" and collectively, the "Shareholders") and (iv) Lens Express, Inc., a Florida corporation (the "Company").

         WHEREAS, it is deemed advisable and in the best interests of each of the Buyer, Summit Sub, the Company and the Shareholders that Summit Sub be merged with and into the Company pursuant to the laws of the State of Florida upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto agree as follows:

1.       DEFINITIONS.

         Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 11.

2.       ACQUISITION OF CALL MART

         The Company agrees that on or prior to the consummation of the Merger it will acquire all of the outstanding capital stock of Call Mart, Inc., a Florida corporation ("Call Mart") solely in exchange for common stock, par value $1.00 per share (the "Common Stock") of the Company. Unless the context otherwise requires, the representations, warranties and covenants of the Company and the Shareholders in this Agreement assume that the Company acquired Call Mart on or before the date hereof. In addition, Menderes Akdag and Huseyin Kizanlikli are executing this Agreement each in his individual capacity as a stockholder of Call Mart and for all purposes of this Agreement each shall be deemed a Shareholder. References in this Agreement to the "Company" shall, unless the context otherwise requires, be deemed to include the Company and Call Mart.

3.       THE MERGER.

         3.1. Constituent, Surviving Corporation. The Company and Summit Sub shall be the constituent corporations to the Merger. At the Effective Time, Summit Sub shall be merged with and into the Company in accordance with the Business Corporation Act of the State of Florida (the "Corporation Law"), and the Company shall be the surviving corporation of the Merger (herein sometimes called the "Surviving Corporation"). The name, identity, existence, rights, privileges, powers, franchises, properties and assets of the Company shall continue unaffected and unimpaired by the Merger. At the Effective Time, the identity and separate existence of Summit Sub shall cease, and all of the rights, privileges, powers, franchises, properties and assets of Summit Sub shall be vested in the Surviving Corporation.

         3.2. Time and Place of Closing. Subject to Section 13, the closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray, Boston, Massachusetts, or such other location as the parties may agree, at 9:00 a.m. (Boston time) on the third business day after the date of the expiration of the applicable waiting period under the HSR Act, or, if the conditions to Closing set forth in Section 8 shall not have been satisfied at such date, at such later time or date as specified by Buyer, or in the event that the conditions set forth in Section 9 shall not have been satisfied at such date, at such later time or date as specified by the Shareholders, in each case prior to termination of this Agreement, by not fewer than three (3) business days' prior written notice to the other party (such date being referred to herein as the "Closing Date").

         3.3. Charter; By-Laws. From and after the Effective Time and thereafter until amended as provided by law, the Articles of Incorporation of the Surviving Corporation shall be the Charter of the Company and the By-Laws of the Surviving Corporation shall be the ByLaws of the Company, each as in effect immediately prior to the Effective Time.

         3.4. Conversion of Common Stock. At the Effective Time, all of the issued and outstanding shares (the "Shares") of Common Stock shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the immediate right to receive a total number of shares of Buyer's Common Stock, $.01 par value ("Buyer Common Stock") that is equal to the quotient obtained by dividing $39,700,000 by the average closing price of Buyer Common Stock on the Nasdaq National Market System (as reported in the Eastern Edition of The Wall Street Journal) during the twenty trading day period ending on the trading date immediately preceding the date of the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (the "Average Price"); provided, however, that in no event will such number be greater than 1,700,000 shares or less than 1,428,571 shares of Buyer Common Stock, except as necessary to make appropriate adjustments for stock splits, dividends, recapitalizations and the like. The certificates evidencing the shares of Buyer Common Stock shall bear the legend required under Section 14 of this Agreement.

         3.5. Escrow. Ten percent (10%) of the aggregate number of shares of Buyer Common Stock that each Shareholder shall become entitled to receive pursuant to Section 3.4 (which in no event shall exceed a value based on the Average Price of $4,000,000) shall be deposited into an escrow with Fleet National Bank, as Escrow Agent (the "Escrow Agent"). Certificates representing shares so deposited shall be registered in the name of the Shareholder entitled to receive such shares. The rights and obligations of the Shareholders, the Buyer and the Escrow Agent shall be in accordance with the escrow agreements in the forms attached as

Exhibit 3.5 hereto (individually, the "General Escrow Agreement" and the "Litigation Escrow Agreement", collectively, "the Escrow Agreements").

         3.6. No Fractional Shares. No certificates or scrip evidencing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of certificates evidencing shares of Common Stock, and no dividend, stock split or other distribution shall relate to any fractional share of Buyer Common Stock, and such fractional interests shall not entitle the owner thereof to vote or to any rights as a holder of Buyer Common Stock. In lieu of any fractional shares of Buyer Common Stock, the Shareholders will receive payment in cash for such shares.

         3.7. Conversion of Summit Sub Common Stock. At the Effective Time, each share of common stock, par value $.01, of Summit Sub ("Summit Sub Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one validly issued, fully paid, and nonassessable share of common stock of the Surviving Corporation, $1.00 par value.

         3.8. Filing of Certificate of Merger. At the Closing, the Company and Summit Sub will cause a certificate of merger to be executed, attested and filed with the office of the Secretary of State of the State of Florida as provided in the Corporation Law.

         3.9. Effect of the Merger. The Merger shall have the effect set forth in the Corporation Law.

4.       GENERAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
         THE SHAREHOLDERS.

         In order to induce the Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholders hereby jointly and severally make the following representations and warranties to the Buyer.

         4.1.     Corporate Matters, etc.

                  4.1.1. Organization, Power and Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation, and is in good standing as such, in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) The Company has full right, capacity, corporate power and authority to enter into this Agreement and to perform and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and shareholders. No other corporate acts or proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Company and each of the Shareholders in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application of equitable principles when equitable remedies are sought (assuming such obligations are also binding on Buyer). The Company shall furnish to Buyer at Closing certified copies of all corporate resolutions authorizing the transactions herein.

                  4.1.2. Capitalization; Title to Shares. The only issued and outstanding shares of capital stock of the Company are the Shares, all of which have been duly authorized and validly issued and are fully paid and non-assessable, and all of which are beneficially owned and held of record by the Shareholders. There is no Contractual Obligation or Charter or By-law provision which obligates the Company to issue, purchase or redeem, or make any payment in respect of, any shares of capital stock or other securities convertible into or exchangeable for shares of capital stock or which provides for any stock appreciation or similar right or grants any right to share in the equity, income, revenues or cash flow of the Company. The transfer and delivery of the Shares by the Shareholders to Buyer as contemplated by this Agreement will transfer good title to the Shares to Buyer, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind, in each case except for any of the foregoing created or permitted to exist by or on behalf of Buyer.

                  4.1.3. Subsidiaries. The Company has no Subsidiaries except Call Mart.

                  4.1.4. Charter and By-laws. The Shareholders have heretofore caused to be delivered to the Buyer a true and complete copy of the Company's Charter and By- laws.

         4.2.     Financial Statements.

         (a) Exhibit 4.2 hereto contains the true and complete copies of the consolidated financial statements of the Company as at and for the year ended June 30, 1995, including in each case the notes thereto and the report thereon of the Company's certified public accounting firm Coopers & Lybrand, L.L.P. (the "Accountants"), and the unaudited balance sheet and statement of income for the Company as at and for the nine-month period ended March 31, 1996 (the "Statement Date"). All such financial statements, together with the notes thereto (the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis through the periods covered by such statements and present fairly in all material respects the financial position, the results of operations and the changes in financial position, as the case may be, as of the respective dates and for the respective periods indicated, and for the respective entities or divisions indicated, except that such unaudited Financial Statements were or are subject to normal and recurring year-end and tax adjustments.

         (b) Exhibit 4.2 hereto also contains true and complete copies of the federal tax returns for Call Mart for 1995 and the general ledger for Call Mart for January 1, 1996 through March 31, 1996, which accurately reflects the assets and liabilities of Call Mart and its transactions during such period.

         4.3. Absence of Certain Changes or Events. Except as disclosed in
Exhibit 4.3 or any other Exhibit hereto or as expressly provided for or contemplated in this Agreement, the Company has conducted its business since the Statement Date only in the ordinary course, and since the Statement Date, there has not been any:

         (a) Change in the condition (financial or otherwise) of the assets, liabilities or businesses of the Company, other than changes in the ordinary course of business which in the aggregate have not had a Material Adverse Effect on the Company;

         (b) Loss, damage or destruction due to fire or other casualty, whether or not insured, having a Material Adverse Effect on the Company;

         (c) Change in the Charter or By-Laws of the Company;

         (d) Issuance or sale of, or any authorization to issue or sell, any shares of any class of capital stock of the Company, or any option, warrant or other right to acquire any capital stock other than in connection with the Call Mart acquisition.

         (e) Mortgage, pledge or subject to lien, charge or any other encumbrance of any assets or properties, tangible or intangible, except the lien, if any, of current real and personal property taxes incurred but not yet due and payable and leasehold interests in personal property arising from the leasing of such property by the Company in the ordinary course of business;

         (f) Sale, assignment or transfer of any of the assets or cancellation of any debts or claims relating to the Company, except in each case in the ordinary course of business;

         (g) Sale, assignment or transfer by the Company of any patents, trademarks, trade names, service marks, copyrights or other similar assets;

         (h) Waiver of any rights of substantial value to the Company, whether or not in the ordinary course of business;

         (i) Entrance by the Company into any collective bargaining agreement or incurrence of any significant labor trouble or work stoppage;

         (j) Capital expenditures in excess of one hundred thousand dollars ($100,000.00) individually or five hundred thousand dollars ($500,000.00) in the aggregate by the Company; or

         (k) Agreement by the Company to do any of the foregoing.

         4.4.     Title to and Nature of Assets.

         (a) Leases. Exhibit 4.4(a) to this Agreement contains a complete and accurate list of the real property leases to which the Company is a party (as lessee or lessor) (the "Leases"). The Company has a valid and enforceable leasehold interest in the Leases. The Company has in all material respects performed all the obligations required to be performed by it prior to the date hereof under the Leases and possesses and quietly enjoys the premises thereunder. To the knowledge of the Shareholders and the Company, (i) all buildings, structures and appurtenances located on any of the leased premises are in good operating condition and in a state of good repair, and are adequate and suitable for the purposes for which they are being used, (ii) none of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others and (iii) no condemnation proceeding is pending or threatened which would preclude or impair the use of any such property by the Company for the purposes for which it is currently used.

         (b) Inventories. The inventories of the Company as shown on the Financial Statements (the "Inventory") consist of items of a quality and quantity useable and saleable in the ordinary course of its business. The Company has good and marketable title to all items included in Inventory. All such items in Inventory constitute products that may be sold in the United States in compliance with all applicable rules and regulation of the United States Food & Drug Administration (the "FDA").

         (c) Equipment. Exhibit 4.4(c) to this Agreement contains a complete and accurate schedule describing, and specifying the location of, all major equipment in the possession of, or used by, the Company on the date hereof.

         (d) Proprietary Rights. To the Shareholders' and the Company's knowledge, there are no patents, patent applications, trademarks, service marks, trade names, corporate names or copyrights necessary to the conduct of the business of the Company as now conducted other than the items listed in Exhibit 4.4(d). The Company has not licensed from any third party any proprietary rights or, infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties except as set forth on Exhibit 4.4(d). To the Shareholders' and the Company's knowledge, no activity of any third party infringes upon the rights of the Company to the items listed in
Exhibit 4.4(d), except as noted thereon. To the Shareholders' and the Company's knowledge, the Company has good title to all of the trademarks and trade names listed on Exhibit 4.4(d) hereto free and clear of any lien, charge, license or other encumbrance.

         (e) Accounts Receivable. Except as set forth in Exhibit 4.4(e) hereto, the accounts receivable of the Company are or will be, as the case may be, collectible in amounts not less than the aggregate amount thereof (net of historical allowances for doubtful amounts established in accordance with generally accepted accounting principles consistently applied), carried, or to be carried, as the case may be, on the books of the Company.

         (f) Title to Assets. Except as set forth in Exhibit 4.4(f) hereto, the Company has good title to all its owned assets and properties, real and personal, tangible and intangible, which constitute substantially all the assets and interests in the assets that the Company utilizes in its business. Except as set forth in Exhibit 4.4(f), all of the assets of the Company are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for (i) those disclosed in the Exhibits to this Agreement; (ii) the lien of current taxes not yet due and payable; (iii) any statutory landlord liens and any title deficiencies which would have been prevented by compliance with applicable bulk sale laws; and (iv) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present use of any of these assets, nor materially impair business operations.

         4.5. Non-Contravention, etc. Except as set forth in Exhibit 4.5, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby does or will constitute, result in or give rise to (i) a breach of or a default or violation under any Charter or By-Laws provision of the Company, (ii) the acceleration of the time for performance of any obligation under any Contractual Obligation, (iii) the imposition of any Lien upon or the forfeiture of any asset (including without limitation any asset held under a Lease), (iv) a breach of or a default or violation under any Contractual Obligation of the Company, or the requirement that any consent under or waiver of any such Contractual Obligation, Charter or By-Laws be obtained, or (v) any severance payments, right of termination, modification of terms, or any other right or cause of action under any such Contractual Obligation, Charter or By-laws provision.

         4.6.     Tax Matters.  Except as set forth in Exhibit 4.6 hereto:

                  (i) all Tax Returns that are required to be filed by or with respect to the Company have been duly and timely filed (including within any applicable extension period) in accordance with all applicable Legal Requirements, and no written claim has ever been received from any taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction,

                  (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full,

                  (iii) all other written assessments that are due have been paid in full,

                  (iv) no Tax Return has been the subject of examination or audit by the Internal Revenue Service ("IRS") or the appropriate state, local or foreign taxing authority,

                  (v) no deficiencies have been asserted or assessments made as a result of any examinations of the Tax Returns referred to in clause
         (i) by the IRS or the appropriate state, local or foreign taxing authority,

                  (vi) there is no action, suit, proceeding, audit, claim, deficiency or assessment pending with respect to any Taxes of the Company, and there are no Liens or other security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax other than for current Taxes not yet due and payable,

                  (vii) no waivers of statutes of limitations have been given or requested by or with respect to any Taxes of the Company,

                  (viii) no written powers of attorney (for example, IRS Form 2848 or other similar authority) with respect to Taxes of the Company are currently in force,

                  (ix) there is no Contractual Obligation covering any employee or former employee of the Company that will give rise to the payment of any amount that will be not deductible by reason of Section 280G of the Code or subject to the excise tax under Section 4999 of the Code,

                  (x) the Company will not have as of the Closing Date any liability for Taxes, except for Taxes which have been specifically accrued for in full on the books and records of the Company in the ordinary course of business (other than any such reserves for deferred Taxes established to reflect timing differences between book and Tax income),

                  (xi) the Company has paid to, or will cause to be paid to, the IRS or the appropriate state, local or foreign taxing authority all amounts withheld in respect of Taxes from the wages of the employees of the Company under state law and the applicable provisions of the Code, and any payments made to any independent contractors, creditors, stockholders or other third parties, and the Company will continue to do so with respect to all wages and other payments paid by it through the Closing Date.

                  (xii) no consent to the application of Section 341(f) of the Code has been made by or on behalf of the Company with regard to any assets or property held, acquired or to be acquired by the Company.

         4.7. Litigation, etc. There is no litigation, at law or in equity, or any proceeding before or investigation by any Governmental Authority pending or, to the knowledge of the Shareholders and the Company, threatened against the Company, or any of its directors and officers, except as are listed in Exhibit
4.7. There is no litigation at law or in equity, or any proceeding before or investigation by any Governmental Authority pending or, to the knowledge of the Shareholders and the Company, threatened against the Company, or any of its directors and officers, or any basis therefor, which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. Except as set forth on Exhibit 4.7, no judgment, decree or order of any Governmental Authority (i) has been issued against any Person other than the Company or (ii) has been issued against the Company which granted equitable relief binding the Company. The Freytag litigation listed on Exhibit 4.7 is fully covered by insurance.

         4.8. Labor Matters.

         (a) Employee Name and Salaries. Exhibit 4.8(a) hereto is a true and complete list of the names of all employees of the Company earning $50,000.00 per annum or more on the date of this Agreement, stating the current rates of compensation payable to each. Each of such persons has signed a noncompetition agreement in the form previously provided to the Buyer.

         (b) Legal Compliance. Except as set forth on Exhibit 4.8(b) hereto, the Company has complied (after expiration of any applicable cure period) in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

         (c) Collective Bargaining Agreements. Except as provided in Exhibit 4.8(c) hereto, the Company is not a party to any collective bargaining agreements with respect to its business. There is no pending or, to the Shareholders' and the Company's knowledge, threatened labor dispute, strike, work stoppage, grievance or arbitration affecting the Company, its assets or the employees of the Company. There are no pending or, to the knowledge of the Shareholders and the Company, threatened claims for representation by any labor organization with respect to any of the unrepresented employees of the Company. There are no pending or, to the knowledge of the Shareholders and the Company, threatened unfair labor practice charges, and the Company has not taken any action which is likely to give rise to any unfair labor practice charge.

         (d) Employee Benefit Plans. Exhibit 4.8(d) lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in
Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material current or former employment, executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
Section 414 of the Code, or any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"). There have been made available to Buyer copies of each such written Employee Plan (other than those referred to in Section 4(b)(4) of ERISA).

         Except as set forth in Exhibit 4.8(d), (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS and, to the Shareholders' and the Company's knowledge, nothing has occurred which may reasonably be expected to impair such determination, (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan, have been made on or before their due dates; (vi) none of the Employee Plans are subject to Title IV of ERISA.

         4.9. Insurance. Exhibit 4.9 hereto contains a true and complete list and brief description of all insurance policies currently in force with respect to the Company. Except as set forth in Exhibit 4.9, each of the insurance policies is in good standing and the premiums with respect thereto have been fully paid through the current billed due date.

         4.10. Material Agreements. Exhibit 4.10 hereto lists the following contracts and other agreements to which the Company is a party (other than oral agreements with suppliers that are cancelable on less than 90 days notice without penalty):

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

         (b) any material agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year;

         (c) any material agreement concerning a partnership or joint venture;

         (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness in excess of $25,000 or under which it has imposed a security interest or other lien on any of its assets, tangible or intangible;

         (e) any agreement concerning confidentiality or noncompetition entered into other than in the ordinary course of business;

         (f) any material agreement involving any of the Company or its Affiliates relating to the Company, its assets, liabilities and business;

         (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees (other than those disclosed in Exhibit 4.8(c));

         (h) any agreement under which it has advanced or loaned any amount in excess of $10,000 to any of the Shareholders or its directors, officers, and employees;

         (i) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Company; or

         (j) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000 within any fiscal year.

The Shareholders have caused the Company to deliver or make available to the Buyer a correct and complete copy of each written agreement listed in Exhibit
4.10. Except as disclosed in Exhibit 4.10, with respect to each such agreement:
(A) the agreement is legal, valid, binding, enforceable, and in full force and effect, subject to applicable bankruptcy and insolvency laws and with no representation or warranty as to the authority of any party to enter into such agreements other than the Company; the agreement will continue in such manner to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (B) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement.

         4.11. Liabilities Except as reflected in Exhibit 4.11 or set forth elsewhere in this Agreement or the Financial Statements, to the Shareholders' and the Company's knowledge, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise that would be of a type and nature that would be reported on a financial statement (including the notes thereto) prepared in accordance with generally accepted accounting principles and would be material, whether individually or in the aggregate, to the consolidated financial condition or business of the Company taken as a whole, other than liabilities or obligations arising in the ordinary course of business.

         4.12. Conflicts of Interest. Except as set forth in Exhibit 4.12 hereto, no officer, director, shareholder, employee, nor any spouse or child of any of them, of the Company nor, to the Shareholders' and the Company's knowledge, any Affiliate of the Company or any such person has, either directly or indirectly, an equity, debt or other interest in any corporation, partnership, joint venture, association, organization or other person or entity (except as a holder of less than five percent of the issued and outstanding stock of a publicly-held corporation) which furnishes or sells services or products which are furnished to or sold by the Company. The agreements listed on
Exhibit 4.10 responsive to Section 4.10(f) are the only agreements between the Shareholders or their Affiliates and the Company. Except as set forth in Exhibit 4.12, the Company has not purchased any inventory from any Affiliates in the last 24 months.

         4.13. Other Information. The information concerning the Company set forth in this Agreement and the information to be provided by the Company to Buyer for use in any filing or application to be made with any governmental body in connection with the Agreement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

         4.14. Books, Accounts, Records. For at least the last three years, the Company has made and kept books, records and accounts, in reasonable detail, which accurately and fairly reflect the transactions and dispositions of the Company's assets and has maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions were executed in accordance with management's general or specific authorization and as necessary to permit preparation of the Financial Statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

         4.15. Managed Vision, Inc.; Managed Vision, Ltd. Managed Vision, Inc., a Florida corporation ("Managed Vision"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power to carry on its business as now being conduced, is duly qualified or licensed to do business in the State of Texas and is in good standing in the State of Florida. At Closing, Managed Vision shall have no liability, contingent or otherwise, in excess of $5,000 and no assets, other than those listed on Exhibit 4.15 hereto. The sole stockholders of all of the issued and outstanding shares of the capital stock of Managed Vision are Huseyin Kizanlikli and Iechiam Weizman. Managed Vision is the sole general partner of Managed Vision, Ltd., a Florida limited partnership (the "Partnership"). The Partnership is validly existing and in good standing under the laws of the State of Florida, with full power to carry on its business as now being conducted, and is duly qualified or licensed to do business in the State of Texas. The general ledger of the Partnership attached as Exhibit 4.15 accurately reflects the assets and liabilities of the Partnership and the transactions of the Partnership during the period from January 1, 1996 to March 31, 1996. The Partnership is in the business of providing discounts on eye care services and products through a network of optometrists and opthalmologists. The sole limited partners of the Partnership are Mordechai Golan and Mustafa Yesil.

         4.16. Distributions, etc. Since March 31, 1996, except as set forth on
Exhibit 4.16, the Company has made no payments, by way of distribution, dividend, bonus, compensation or otherwise, including under any Employee Plans or any compensation arrangements established for the benefit of the directors of the Company, to the Shareholders or any director of the Company, and has made payments only in the ordinary course of business consistent with past practice to Managed Vision, Call Mart and their respective Affiliates.

         4.17. Compliance, Permits. Except as set forth in Exhibit 4.17, to the Shareholders' and the Company's knowledge, and subject to the Company's current policies with respect to the Regulatory Provisions as acknowledged by Buyer in
Section 6.9 hereof, the Company is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect. Subject to Exhibit 4.17, the Company (or as expressly set forth in Exhibit 4.17, certain employees of the Company) holds all material permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company as it is now being conducted (collectively, the "Company Permits"). The Company is in compliance with the terms of the Company Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the Company.

         4.18.    Product Liability and Recalls.

                  4.18.1. Except as set forth in Exhibit 4.18.1, the Company is not aware of any claim, or the basis of any claim, against the Company for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company, including claims arising out of the defective or unsafe nature of its products or services, which could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Exhibit 4.18.1, for the past five years the Company has had no product liability lawsuits. All claims listed on Exhibit 4.18.1 are fully covered by insurance and the insurance carrier has assumed the defense of such claims without any reservations of rights.

                  4.18.2. Except as set forth in Exhibit 4.18.2 or except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (a) since January 1, 1994 through the date hereof the Company has not received any written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Company (the "Company Products") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, (b) the Company has complied with the laws, regulations and specifications with respect to design, manufacture, labeling, testing and inspection of Company Products promulgated by the FDA, (c) since January 1, 1994 through the date hereof the Company has not received notice that there have been any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of the Company Products and (d) since January 1, 1994 through the date hereof the Company has not received any warning letter or Section 305 notices from the FDA.

         4.19. Regulatory Compliance. The regulatory files provided to Buyer's representative, James Lightman, to the Shareholders' and the Company's knowledge, were complete and correct and constituted all of the written communications received from regulatory authorities relating to the business since June 30, 1991. Except as set forth on Exhibit 4.19, the Company (i) since June 30, 1991 has received no communications from the regulatory authorities of jurisdictions other than those listed on such Exhibit, (ii) the last communication from the Federal Trade Commission was April 18, 1994, (iii) no legal action has been taken against the Company by the regulatory authorities of any state other than Florida, Washington and Texas, and all such actions taken by the foregoing jurisdictions have been fully resolved, (iv) no state has issued any cease and desist order with respect to the Company's business except California, which issued orders in 1994 and 1995, and Florida in 1991 and (v) to the Shareholders' and the Company's knowledge, there are no regulatory actions pending in any jurisdiction against the Company.

         4.20. Brokers or Finders Fees. Except for the fees and expenses of Smith Barney, which will be paid by the Company after Closing, the Shareholders and the Company have not incurred any liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby.

5.       INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE
         SHAREHOLDERS.

         In order to induce the Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each Shareholder hereby severally, but not jointly, represents and warrants to the Buyer as follows:

         5.1. Enforceability. This Agreement has been duly executed and delivered by the Shareholder, and is Enforceable against the Shareholder in accordance with its terms.

         5.2. Non-Contravention, etc. Except as indicated in Exhibit 5.2, (a) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of the Shareholder or any Legal Requirement applicable to the Shareholder which would have a Material Adverse Effect on the Company and (b) other than with respect to the HSR Act, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including without limitation any party to any Contractual Obligation of the Shareholder, is required to be made by or on behalf of the Shareholder in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby by the Shareholder.

         5.3. Title, etc. The Shareholder has good and marketable title to the number of Shares owned by such Shareholder, free and clear of any Liens. Except pursuant to this Agreement, there is no Contractual Obligation pursuant to which the Shareholder has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any Shares or direct or indirect interests in the Company.

6.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         In order to induce the Shareholders to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Shareholders as follows:

         6.1. Corporate Matters. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Buyer is duly qualified or licensed to do business as a foreign corporation, and is in good standing as such, in each jurisdiction in which the failure to be so qualified or licensed and in good standing could reasonably be expected to have a Material Adverse Effect on the Buyer. The Buyer has heretofore delivered to the Shareholders a true and complete copy of the Buyer's Charter and By-laws.

         6.2. Non-Contravention, etc. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of or the Charter or By-Laws of the Buyer or any Legal Requirement applicable to the Buyer. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including without limitation any party to any Contractual Obligation of the Buyer, is required to be obtained or made by or on behalf of the Buyer in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby by the Buyer, except for items which shall have been obtained or made and shall be in full force and effect at the Closing.

         6.3. Charter and By-Laws. Buyer has heretofore furnished to the Shareholders complete and correct copy of its Charter and By-Laws, as amended to date. Such Charter and By-Laws are in full force and effect. Buyer is not in violation of any of the provisions of its Charter or By-Laws.

         6.4. Capitalization. As of December 31, 1995, the authorized capital stock of Buyer consisted of 60,000,000 shares of Buyer Common Stock of which 29,226,322 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, 5,000,000 shares of preferred stock, none of which were issued and outstanding, 5,284 shares of Buyer Common Stock were held in treasury, 2,899,923 shares were reserved for future issuance under Buyer's stock option plans, and 375,000 shares were reserved for issuance under the Buyer's employee stock purchase plan. No material change in such capitalization has occurred between December 31, 1995 and the date hereof.

         6.5. Authority Relative to this Agreement. The Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Buyer.

         6.6.     No Conflict, Required Filings and Consents.

                  6.6.1. No Conflict. The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer will not, (i) conflict with or violate the Charter or By-Laws of Buyer, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or any of its subsidiaries or by which its or their respective properties are bound or affected, or
         (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Buyer's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

                  6.6.2. Consents. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "1934 Act"), state securities laws or blue sky laws and the rules and regulations thereunder, the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated hereby, or otherwise prevent Buyer from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Buyer.

         6.7. SEC Filings; Financial Statements. Buyer has timely filed all forms, reports and documents required to be filed with the SEC since January 1, 1990 (collectively, the "Buyer SEC Reports"), and has heretofore delivered to the Shareholders, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, 1994, and 1995 (ii) all proxy statements relating to Buyer's meetings of stockholders (whether annual or special) held since January 1, 1995, (iii) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Buyer with the SEC since January 1, 1995, and (iv) all amendments and supplements to all such reports and registration statements filed by Buyer with the SEC. The Buyer SEC Reports and any such reports, forms and other documents filed by Buyer after the date of this Agreement (i) were prepared or will be prepared in all material respects in accordance with, and comply (or will comply) with, the requirements of the 1933 Act or the 1934 Act, as the case may be, and (ii) did not at the time they were filed or will not at the time they are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Buyer's subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Buyer and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         6.8. Absence of Certain Changes or Events. Since December 31, 1995, Buyer has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect on the Buyer; (ii) any amendments or changes in the Charter or By-Laws of Buyer; (iii) any damage to, destruction or loss of any assets of the Buyer (whether or not covered by insurance) that could have a Material Adverse Effect on the Buyer; (iv) any material change by Buyer in its accounting methods; (v) any material revaluation by Buyer of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (vi) any sale of a material amount of assets of Buyer except in the ordinary course of business.

         6.9. Regulatory Environment. The Buyer understands that various government regulatory agencies may argue or have argued that the Company may be subject to laws, rules or regulations ("Regulatory Provisions"), the applicability of which the Company may dispute or has disputed in good faith. The Buyer further understands that such Regulatory Provisions have resulted, and may continue to result, in related expenses to the Company.

7.       CERTAIN AGREEMENTS OF THE PARTIES.

         7.1. Exclusivity. Prior to the Closing, the Shareholders will not, and the Shareholders will cause the Company and all Affiliates, directors, officers, employees, representatives and agents of the Company or the Shareholders not to, directly or indirectly, solicit or initiate or enter into discussions or transactions or Contractual Obligations with or encourage or provide any information to any Person (other than the Buyer and its designees) concerning any sale of stock by (or by the Shareholders of), or any merger or share exchange or sale or other disposition of securities or substantial assets or recapitalization or any similar transaction involving, the Company. The Shareholders will notify the Buyer immediately upon becoming aware that any Person has made any proposal, offer, inquiry, or contact with respect to any such transaction.

         7.2. Access to Premises and Information. Prior to the Closing, the Shareholders will cause the Company to permit the Buyer and its respective authorized representatives to have reasonable access to their premises and documents, books and records and to make copies at Buyer's expense during normal business hours of such financial and operating data and other information with respect to the Company and its Subsidiaries as the Buyer shall reasonably request. The Shareholders will make available to Buyer at Buyer's expense such additional information and copies of documents, books and records relating to the Company as may be reasonably requested by the Buyer.

         7.3. Preparation for Closing. Each party will use its best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other parties hereto set forth in this Agreement, and will render all reasonable assistance (not requiring the expenditure of funds) to such other parties requested by such other parties in connection with such other parties' best efforts.

         7.4. Conduct of Business; Affirmative Covenants. The Company will, prior to the Closing, conduct its business only in the ordinary course and will not do, or cause to be done, anything which is represented and warranted not to have been done by it under this Agreement since the Statement Date pursuant to
Section 4.3 and Section 4.16 and which would have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company will, until the Closing Date, use its commercially reasonable best efforts in the manner previously employed the Company in its operation of its business to:

         (a)  Preserve its business intact;

         (b) Maintain its properties in customary repair, working order and condition, reasonable wear and tear excepted;

         (c) Continue its operations in the usual, regular and ordinary course and manner;

         (d) Maintain in full force and effect the insurance policies disclosed in Exhibit 4.9 (or policies providing substantially the same coverage), copies of which will be made available to Buyer for its inspection;

         (e) Keep available to Buyer the services of the present officers and employees of the Company;

         (f) Subject to Section 4.17, preserve and keep in full force in accordance with their terms any and all confidential information, trade secrets, licenses and permits, and comply in all material respect with the requirements of all material applicable laws, rules, regulations and orders of all regulatory agencies and authorities having jurisdiction over the Company, except to the extent that the Company in good faith believes such laws, rules, regulations or orders do not apply;

         (g) Pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property to the extent due and payable except for those items being contested, if any;

         (h) Promptly notify Buyer in writing of any legal investigation, action, suit or proceeding commenced against it before any court or any governmental department, session, board, bureau, agency or instrumentality; and

         (i) Preserve for Buyer the goodwill of the suppliers, customers and others having business relations with the Company except as otherwise permitted by this Agreement or consented to by Buyer in writing.

         7.5. Conduct of Business; Negative Covenants. The Company will not, prior to the Closing, except in the ordinary course of its business, or as otherwise permitted by this Agreement or consented to by Buyer in writing:

         (a) Subject to Section 4.17, knowingly fail in any material respect to comply with any laws, ordinances, regulations or other governmental restrictions applicable to its business operations, except to the extent that the Company believes in good faith that such laws, ordinances, regulations or other governmental restrictions do not apply; or

         (b) Grant any powers of attorney in connection with the operation of its business.

         7.6. Increased Insurance Coverage. At the written request of Buyer and at Buyer's sole expense, the amount of insurance which, at the date of this Agreement, the Company carries on any of its properties or in respect of its operations, shall be increased, to the extent available, by such amount or amounts as Buyer shall specify.

         7.7. HSR Act. Within five business days after the execution of this Agreement, the Buyer and the Company shall each prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required for the Buyer and the Company to comply with the HSR Act and shall promptly furnish all material thereafter requested by any of the regulatory agencies having jurisdiction over such filings. The parties hereto shall request and use their best efforts to obtain an acceleration of the applicable waiting period under the HSR Act.

         7.8. Interim Financial Statements of the Company. The Company will maintain its books and records in the usual, regular and ordinary manner and promptly advise Buyer in writing of any material adverse change (financial or otherwise). Within thirty (30) days after the end of each calendar month after the date hereof until Closing, the Company will deliver, prior to Closing, to Buyer unaudited summaries of consolidated earnings and unaudited consolidated balance sheets of the Company for the prior month and the comparative period of the preceding fiscal year.

         7.9. Changes in Buyer's Capital Structure. Buyer covenants and agrees that, prior to the Closing, it will not consummate any transaction which would result in a material change in the capital structure of the Buyer as set forth in Section 6.4 hereof.

         7.10. Expenses of Transaction. Whether or not the transactions contemplated hereby are consummated, each party hereto will pay the respective expenses incurred by such party in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, (i) the Company agrees to pay the fees and expenses of Smith, Barney and (ii) the Company agrees to pay to Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., counsel to the Shareholders, $100,000, provided that the Shareholders shall be liable for any additional legal fees and expenses in excess of such amount.

         7.11. Payment of HSR Filing Fee, Transfer Taxes and Other Charges. The Buyer shall pay any filing fees required to be paid by it under the HSR Act. In addition, the Buyer shall pay all stock transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes arising under any Legal Requirement in connection with the Merger. Each of the parties hereto shall prepare and file, and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax Returns and other filings relating to any such Taxes or charges as may be required.

         7.12. Licensed Optician. For a period of up to one year following the Closing, Mordechai Golan agrees to serve as the licensed optician for the Company in all states in which the Company is required to have a licensed optician and for such services shall receive compensation equal to $40,000 per year, payable monthly; provided, however, that the Buyer agrees promptly to initiate a search for, and use its reasonable efforts to cause the Company to find, a suitable replacement.

         7.13. Public Announcements. Neither Buyer, the Company nor the Shareholders or any of their officers, employees, representatives, agents and Affiliates will, without the consent of the Buyer and the Company, issue any press release or make any other public statement concerning the transactions contemplated by this Agreement; provided, however, that the Company may make any announcement that, upon the advice of counsel, it believes to be necessary to satisfy any disclosure obligations under the Federal securities laws or the rules of any self-regulatory organization by which the Company is bound.

         7.14. Indemnification. Subject to Section 8.14, Buyer shall cause the Surviving Corporation to keep in effect the provisions in its Charter and By-Laws containing the provisions with respect to exculpation of director and officer liability and indemnification set forth in the Charter and By-Laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified except as required by applicable law or except to make changes permitted by applicable law that would enlarge the exculpation or rights of indemnification thereunder.

8.       CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER.

         The obligations of the Buyer and Summit Sub at the Closing to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Buyer in its sole discretion:

         8.1.     Representations, Warranties and Covenants.

                  8.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of the Shareholders and the Company contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties made as of a specific date shall continue to be true and correct as at such date), and the Company shall have delivered to Buyer a certificate to such effect, dated the Closing Date, and executed by a duly authorized officer of the Company.

                  8.1.2. Performance of Agreements. The Shareholders and the Company shall have performed and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by them or it at or prior to the Closing, and the Company shall have delivered to Buyer a certificate to such effect, dated the Closing Date, and executed by a duly authorized officer of the Company.

         8.2. Legality; Governmental Authorization; General Litigation. The consummation of the Merger and the other transactions contemplated by this Agreement, shall not be prohibited by any Legal Requirement, and shall not subject the Company, the Buyer or Summit Sub to any penalty or Tax or other material liability other than liabilities created by the Buyer or Summit Sub, if any, except to the extent Summit Sub inherits the liabilities of the Company as contemplated by this Agreement. The Shareholders shall have caused to have been obtained or made and be in full force and effect all material approvals, consents, waivers, authorizations and other orders of, and declarations, filings, registrations, qualifications and recordings with, any Governmental Authority necessary to be obtained or made by the Shareholders or the Company, in order to permit the consummation of the transactions contemplated hereby. No action or proceeding shall have been instituted at or prior to the Closing before any court, arbitrator or other governmental body by any Person other than the Buyer or any of its Affiliates, or instituted or threatened in writing by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby or against the Company, the Shareholders, the Buyer, or Summit Sub, the result of which could reasonably be expected to prevent or make illegal the consummation of any such transaction or could reasonably be expected to otherwise have a Material Adverse Effect on the Buyer or have a Material Adverse Effect on the Company.

         8.3. No Material Adverse Effect. Without limiting the generality of
Section 8.1, since the Statement Date, no Material Adverse Effect on the Company shall have occurred, nor shall any event or events have occurred which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         8.4. Escrow Agreements. The Escrow Agreements, in substantially the form set forth in Exhibit 3.5 hereto, shall have been duly executed by each of the Shareholders and the Escrow Agent.

         8.5. Resignations, etc. The Buyer shall have received written resignations from all directors of the Company.

         8.6. HSR Act. The waiting period under the HSR Act shall have expired, and there shall not be any outstanding order of a court of competent jurisdiction restraining the consummation of the transactions contemplated hereby.

         8.7. Opinion of Counsel. Buyer shall have received an opinion of counsel to the Shareholders, in form and substance reasonably satisfactory to the Buyer, and in substantially the form of Exhibit 8.7 hereto.

         8.8. Noncompetition Agreement. Buyer shall have received executed copies of the Noncompetition Agreement in substantially the form of Exhibit 8.8 hereto.

         8.9. Employment Agreement. The Company shall have entered into an employment agreement with Menderes Akdag on terms set forth on Exhibit 8.9.

         8.10. Compensation Agreements. Any existing compensation agreements between the Company and the Chairman and Vice Chairman of the Company and between the Company and the Shareholders shall be terminated.

         8.11. Pooling Letter. The Buyer shall have received from Peat Marwick a letter dated the Effective Date, in form and substance satisfactory to the Company, approving the treatment of the transactions contemplated by this Agreement on a "pooling of interests" basis in accordance with generally accepted accounting principles; and such transactions shall so qualify.

         8.12. Call Mart Acquisition. The Company shall have acquired all of the outstanding capital stock of Call Mart.

         8.13. Acquisition of Managed Vision. Subject to confirmation that it is able to do so pursuant to applicable regulatory requirements, the Buyer shall have acquired all of the equity in the Partnership and Managed Vision for consideration consisting solely of Buyer Common Stock (valued at the Average Price which in no event shall be less than $23.53 per share or more than $28 per share) having an aggregate value of $200,000. If for regulatory reasons the Buyer is unable to acquire the equity of the Partnership and Managed Vision, the Company shall have on or before the Closing amended its agreement with the Partnership on terms and conditions reasonably satisfactory to the Buyer.

         8.14. Waiver of Indemnification. Each of the Shareholders, Yalie Golan and Engin Yesil shall have executed and delivered an agreement, in form and substance satisfactory to Buyer, waiving all of their rights to indemnification under the Company's Charter, By-Laws or otherwise within respect to the Seriani Litigation (as defined in Section 10).

9.       CONDITIONS TO THE OBLIGATION TO CLOSE OF THE COMPANY AND THE
         SHAREHOLDERS.

         The obligations of the Company and the Shareholders at the Closing to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Company and the Shareholders in their sole discretion:

         9.1. Representations, Warranties and Covenants.

                  9.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties made as of a specific date shall continue to be true and correct as at such date), and Buyer shall have delivered to the Shareholders a certificate to such effect, dated the Closing Date, and executed by a duly authorized officer of the Buyer.

                  9.1.2. Performance of Agreements. The Buyer and Summit Sub shall have performed and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by the Buyer or Summit Sub at or prior to the Closing, and the

         Buyer shall have delivered to the Shareholders a certificate to such effect, dated the Closing Date, and executed by a duly authorized officer of the Buyer.

         9.2. Absence of Litigation. No action or proceeding shall have been instituted at or prior to the Closing before any court, arbitrator or other governmental body by any Person other than the Shareholders or the Company, or instituted or threatened by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby or against the Buyer or Summit Sub, the result of which could prevent or make illegal the consummation any such transaction or could otherwise have a Material Adverse Effect on the Buyer.

         9.3. HSR Act. The waiting period under the HSR Act shall have expired, and there shall not be any outstanding order of a court of competent jurisdiction restraining the consummation of the transactions contemplated hereby.

         9.4. Shareholders' Termination. The Shareholders shall not have terminated this Agreement pursuant to Section 13.1(f).

         9.5. Opinion of Counsel. The Shareholders shall have received an opinion of counsel for Buyer, in form and substance reasonably satisfactory to the Shareholders, and in substantially the form of Exhibit 9.5 hereto.

         9.6. Release of Guarantees. The Shareholders and their Affiliates shall have obtained releases, full and unconditional, of all liabilities and guarantees with respect to any Company indebtedness to P.T. Bank, Indonesia or Buyer shall have caused such indebtedness to be repaid in full.

         9.7. Buyer's Certificate. Buyer shall have delivered to the Shareholders a certificate in form and substance satisfactory to the Shareholders to the effect that Buyer is not aware, as of the Closing Date, of any material breach of the representations and warranties set forth in Sections 4 and 5 of this Agreement.

10.      INDEMNIFICATION.

         10.1. Indemnification. Each of the Shareholders (in his or its capacity as indemnifying party, an "Indemnifying Party") hereby agrees to indemnify each of the Buyer and its Affiliates (each in its capacity as indemnified party, an "Indemnitee") and hold each of the Buyer and such Affiliates harmless, and the Buyer (in its capacity as indemnifying party, an "Indemnifying Party") hereby agrees to indemnify each of the Shareholders (in his capacity as indemnified party, an "Indemnitee") and hold each of the Shareholders harmless, from, against and in respect of the following (herein called a "Loss" or "Losses"): any and all damages, deficiencies, claims, actions, charges, suits, proceedings, demands, assessments, judgments, orders, decrees, awards, penalties, fines, amounts paid in settlement, losses (including without limitation any diminution in value), costs, expenses, fees, obligations and liabilities (including without limitation costs of collection and reasonable attorneys' fees and expenses) arising from or related to any of the following:

                  10.1.1. The Shareholders. In the case of any or all of the Shareholders as Indemnifying Party (i) any breach of a representation or warranty made by or on behalf of such Shareholder or the Company in this Agreement or any document, instrument or certificate delivered pursuant thereto (as each such representation or warranty would read if all qualifications as to knowledge or materiality (including without limitation in the definition of Material Adverse Effect) were deleted therefrom) and (ii) any breach or violation of any covenant or agreement made by or on behalf of the Shareholders or the Company in this Agreement. Notwithstanding anything herein to the contrary, the obligation of each Shareholder to indemnify an Indemnitee for breaches of such Shareholder's representations and warranties in Section 5 shall be several and not joint.

                  10.1.2. Seriani and Other Litigation. Without limiting the generality of the Shareholders' obligations under Section 10.1.1., the Shareholders agree to indemnify the Company and the Buyer against any Losses arising out of Joseph Seriani and Rhonda Seriani v. Yalie Golan, Engin Kamil Yesil, Mordechai Golan and Lens Express, Inc. (Cir. Ct., Broward Cty, No. 93-08026) or any subsequent litigation filed that alleges similar conduct occurring prior to the date hereof (the "Seriani Litigation") and any Losses arising out of three complaints filed in late February and early March 1996 with the Equal Employment Opportunity Commission; provided, however, that the Buyer agrees to pay up to $75,000 in post Closing legal fees incurred by the Company in connection with the Seriani Litigation.

                  10.1.3. The Buyer. In the case of the Buyer as Indemnifying Party (i) any breach of a representation or warranty made by or on behalf of the Buyer in this Agreement or any document, instrument or certificate delivered pursuant thereto (as each such representation or warranty would read if all qualifications as to knowledge or materiality (including without limitation in the definition of Material Adverse Effect) were deleted therefrom); (ii) any breach or violation of any covenant or agreement made by or on behalf of the Buyer in this Agreement and (iii) the operation of the Company after Closing.

         10.2. Third Party Claims. Promptly after the receipt by any Indemnitee of notice of the commencement of any Action against such Indemnitee by a third party, such Indemnitee shall, if a claim with respect thereto is or may be made against any Indemnifying Party pursuant to this Section 10, give such Indemnifying Party written notice thereof. Subject to the Cut-Off Date, the failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnitee, provided that the Indemnifying

Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnitee agrees to reasonably cooperate in such defense so long as the Indemnitee is not materially prejudiced thereby. So long as the Indemnifying Party is conducting the defense of such claim as provided in the previous sentence, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in defense of such claim, and neither the Indemnified Party nor the Indemnitee will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim as so provided, (x) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the indemnitee promptly and periodically for the reasonable and actual costs of defending against such claim, including attorneys' fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Section 10.

         10.3. Limitations on Indemnification.

         (a) No claim may be made by the Buyer or any of its Affiliates as Indemnified Party pursuant to Section 10.1.1 after the first to occur of (i) the delivery by the Company's independent auditors of their report on the financial statements of the Buyer, which statements shall include the assets and results of operations of the Company, for the year ended December 31, 1996 and (ii) the first anniversary of the Closing Date (hereinafter referred to as the "CutOff Date"), except for Buyer's Reserved Claims. "Buyer's Reserved Claims" shall mean
(i) all claims as to which such Indemnified Party has given any Indemnifying Party written notice on or prior to the Cut-Off Date and (ii) all claims under
Section 10.1.1 to the extent they result from a misrepresentation or inaccuracy in a statement made in Section 5.3 hereof. Claims in respect of Buyer's Reserved Claims may be made at any time subject to the statute of limitations applicable thereto.

         (b) The Shareholders shall not have any obligation under Section 10.1.1 hereof to indemnify the Buyer in respect of any Loss incurred due to any inaccuracy in or the breach of any representation and warranty contained in any Section hereof (other than Section 5.3, until the total of all such Losses incurred by the Buyer (excluding Losses incurred in respect of the representations and warranties contained in Section 5.3 hereof) exceeds (i) with respect to all matters except breaches of the representations and warranties that relate to Inventory, $250,000, whereupon the Buyer shall be entitled to indemnification hereunder for the entire amount of all such Losses (excluding Losses incurred in respect of the representations and warranties contained in
Section 5.3 hereof) in excess of $250,000 and (ii) with respect to breaches of the representations and warranties that relate to Inventory, $50,000, whereupon the Buyer shall be entitled to indemnification hereunder for the entire amount of all such Losses in excess of $50,000; provided, however, that if Buyer has not taken a physical inventory of such Inventory on or before 30 days after the Closing Date, Buyer shall not be entitled to such indemnification hereunder. The Shareholders shall be obligated under Section 10.1.1 hereof to indemnify the Buyer in respect of any Loss incurred due to any inaccuracy in or the breach of any representation and warranty contained in Section 5.3 hereof. Notwithstanding the foregoing, and subject to Section 10.3(e), the aggregate maximum recovery in respect of all Losses incurred by the Buyer under this Section 10.3(b) shall not exceed the value of the shares of Buyer Common Stock deposited in escrow pursuant to the General Escrow Agreement by the Shareholders pursuant to Section 3.5 hereof.

         (c) No claim may be made by any Shareholder as Indemnified Party pursuant to Section 10.1.3 after the Cut-Off Date, except for Shareholders' Reserved Claims. "Shareholders' Reserved Claims" shall mean all claims as to which such Indemnified Party has given any Indemnifying Party written notice on or prior to the Cut-Off Date. Claims in respect of Shareholders' Reserved Claims may be made at any time subject to the statute of limitations applicable thereto.

         (d) The Buyer shall not have any obligation under Section 10.1.3 to indemnify any Shareholder in respect of any Loss until the aggregate combined total of all Losses incurred by all Shareholders exceeds $250,000, whereupon the Stockholders shall be entitled to indemnification hereunder for the entire aggregate cumulative amount of all such Losses in excess of $250,000, up to an aggregate maximum recovery in respect of such Losses of $4,000,000.

         (e) None of the foregoing limitations provided in this Section 10.3 shall apply to the indemnification obligations of the Shareholders pursuant to
Section 10.1.2; provided that the aggregate maximum recovery in respect of all Losses incurred by the Buyer under Section 10.1.2 shall not exceed the value of the shares of Buyer Common Stock deposited in escrow pursuant to the Litigation Escrow Agreement by the Shareholders pursuant to Section 3.5 hereof.

         (f) This Section 10 provides the exclusive rights and remedies of the parties with respect to Losses after Closing, all other remedies at law or in equity being waived by the parties. Without limiting the foregoing, no Shareholder shall have any right of contribution against the Company with respect to Losses resulting from the breach of any of the representations and warranties of the Company made herein, or with respect to the failure by the Company to perform any covenants required to be performed by the Company pursuant to this Agreement.

         (g) Any amounts payable under this Section 10 as indemnification for any Loss shall be paid solely in Buyer Common Stock, which shall be valued at a price per share equal to the Average Price, regardless of the actual fair market value on the date the claim is settled.

11.      DEFINITIONS.

         For purposes of this Agreement:

         11.1. Certain Matters of Construction. In addition to the definitions referred to as set forth below in this Section 11:

         (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, reference to Sections, Exhibits or Schedules are, unless the context otherwise requires, references to Sections of, and Exhibits and Schedules to, this Agreement, and references to a particular Section of this Agreement shall include all subsections thereof.

         (b) The words "party" and "parties" shall refer to each of the Shareholders, the Buyer and Summit Sub.

         (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

         (d) Accounting terms used herein and not otherwise defined herein are used herein as defined by generally accepted accounting principles in effect as of the date hereof.

         11.2. Certain Definitions. The following terms shall have the following meanings:

                  11.2.1. Action. The term "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration or proceeding by or before any Governmental Authority.

                  11.2.2. Affiliate. The term "Affiliate" shall mean, as to any specified Person at any time, (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (ii) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock of such specified Person and the members of the immediate family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person), and (iii) each Person of which such specified Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time, provided, however, that in the case the time in question is after the Closing, the Shareholders and each of their Affiliates (as determined by the provisions of this Section 11.2.2 other than this proviso) (other than the Buyer and the Company) shall be deemed not to be Affiliates of the Buyer or the Company and the Buyer and the Company shall be deemed not to be Affiliates of its Shareholders and such Persons, for any purposes of this Agreement.

                  11.2.3. Business Day. The term "Business Day" shall mean any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

                  11.2.4. By-laws. The term "By-laws" shall mean all by-laws relating to such Person, as from time to time in effect.

                  11.2.5. Charter. The term "Charter" shall mean the certificate or articles of incorporation or organization, statute, constitution, joint venture or partnership agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

                  11.2.6. Code. The term "Code" shall mean the Federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

                  11.2.7. Contractual Obligation. The term "Contractual Obligation" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument including without limitation any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and Bylaws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

                  11.2.8. Distribution. The term "Distribution" shall mean, with respect to the capital stock of or other evidence of beneficial interest in any Person, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or beneficial interest; (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock or beneficial interest, directly, or indirectly through a Subsidiary or otherwise;
         (iii) any other distribution on or in respect of any shares of any class of such capital stock or beneficial interest, or on or in respect of any stock appreciation or similar right, and (iv) any payment or other transfer of all or any part of any interest in any asset to any Affiliate.

                  11.2.9. Effective Date. The term "Effective Date" shall mean the date on which this Agreement becomes effective in accordance with the the Corporation Law.

                  11.2.10. Effective Time. The term "Effective Time" shall mean the time at which the certificate of merger shall be filed in the office of the Secretary of State of Florida in accordance with the Corporation Law.

                  11.2.11. Enforceable. The term "Enforceable" shall mean, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)

                  11.2.12. Governmental Authority. The term "Governmental Authority" shall mean any U.S. Federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

                  11.2.13. Governmental Order. The term "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  11.2.14. Knowledge. The term "knowledge" or any term of similar meaning (i) with respect to any Person, shall be deemed to include any information that such Person would have discovered upon a reasonable investigation of the subject matter, (ii) with respect to the Company, shall be deemed to include the knowledge of any Shareholder, executive officer or director of the Company, and (iii) with respect to Buyer shall be deemed to include the knowledge of any executive officer of the Buyer.

                  11.2.15. Legal Requirement. The term "Legal Requirement" shall mean any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

                  11.2.16. Lien. The term "Lien" shall mean any mortgage, pledge, lien, security interest, charge, adverse or prior claim, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including without limitation a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include
         (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property or impair its use in the business of the Company as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

                  11.2.17. Material Adverse Effect. The term "Material Adverse Effect" shall mean any change in or effect on the assets, condition or prospects, financial or otherwise, of the Company or the Buyer, as the case may be, which, when considered either singly or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is materially adverse to the Company or the Buyer, as the case may be.

                  11.2.18. Merger. The term "Merger" shall mean the merger of Summit Sub with and into the Company in accordance with the terms and conditions of this Agreement.

                  11.2.19. Person. The term "Person" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

                  11.2.20. Subsidiary. The term "Subsidiary" shall mean any Person of which the Company (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) presently entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which the Company (or other specified Person) is a general partner or joint venturer without limited liability.

                  11.2.21. Taxes. The term "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real or personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  11.2.22. Tax Return. The term "Tax Return" shall mean all federal, state, local and foreign Tax returns, Tax reports, claims for refund of Tax and declarations of estimated Tax, or other statement relating to Taxes and any schedule or attachments to any of the foregoing.

12.      GOVERNING LAW.

         12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         12.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal and state courts of the State of Florida. Each of the parties hereto by execution hereof
(i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Florida for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and
(ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Florida, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 17 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 17 does not constitute good and sufficient service of process. The provisions of this Section 12.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Florida.

         12.3. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section
12.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

         12.4. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 12 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

13.      TERMINATION.

         13.1. Termination of Agreement. This Agreement may be terminated by the parties only as provided below:

         (a) The Buyer and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing.

         (b) The Buyer may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing in the event there has been a material breach of any representation or warranty made by the Shareholders or the Company in this Agreement (including without limitation the Exhibits hereto) (as each such representation or warranty would read if all qualifications as to materiality (including without limitation in the definition of Material Adverse Effect) or knowledge were deleted therefrom) or a material breach or material violation by the Shareholders or the Company of any covenant or agreement made in or any duty with respect to this Agreement (including without limitation the Exhibits hereto).

         (c) The Shareholders may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event there has been a material breach of any representation or warranty made by the Buyer in this Agreement (including without limitation the Exhibits hereto) (as each such representation or warranty would read if all qualifications as to materiality (including without limitation in the definition of Material Adverse Effect) or knowledge were deleted therefrom) or a material breach or material violation by the Buyer of any covenant or agreement made in or any duty with respect to this Agreement (including without limitation the Exhibits hereto).

         (d) The Buyer may terminate this Agreement by giving written notice to the Shareholders at any time on or after June 30, 1996 (the "Final Termination Date") but prior to the Closing if the Closing shall not have occurred on or before the Final Termination Date by reason of the failure of any condition set forth in Section 8 to be satisfied (unless the failure results primarily from one or more breaches or violations of this Agreement by the Buyer or inaccuracies in representations of the Buyer hereunder).

         (e) The Shareholders may terminate this Agreement by giving written notice to the Buyer at any time on or after the Final Termination Date but prior to the Closing if the Closing shall not have occurred on or before the Final Termination Date by reason of the failure of any condition set forth in Section 9 to be satisfied (unless the failure results primarily from one or more breaches or violations of this Agreement by the Shareholders or the Company or inaccuracies in representations of the Shareholders or the Company hereunder).

         13.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 13.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that no termination of this Agreement shall relieve any party of liabilities in respect of any breaches or violations of this Agreement or any duty with respect hereto by such party or any inaccuracies in any representations by such party hereunder prior to termination.

14.      SECURITIES ACT AND POOLING RESTRICTIONS

         14.1. Shares not Registered. The Shareholders acknowledge that the Buyer Common Stock to be delivered to the Shareholders pursuant to this Agreement has not and will not be registered under the 1933 Act and may not be resold except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration. Except for and subject to Section 15, the Buyer Common Stock to be acquired by the Shareholders pursuant to this Agreement is being acquired solely for their own account, for investment purposes only, with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         14.2. Economic Risk; Sophistication. The Shareholders are able to bear the economic risk of an investment in the Buyer Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss on such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the Buyer Common Stock. The Shareholders have had an adequate opportunity to ask questions and receive answers from the officers of the Buyer concerning any and all matters relating to the business, operations and prospectus of the Buyer. The Shareholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

         14.3. Restrictions on Resale; Legends. The Shareholders covenant and agree that they will not offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of the Buyer Common Stock to be acquired by them pursuant to this Agreement except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations promulgated by the SEC thereunder. The certificates of Buyer Common Stock issued pursuant to the Merger shall bear the following legend until such time as the registration statement relating thereto has been declared effective by the SEC:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE PROVISIONS OF SUCH ACT.

         14.4. Restrictions on Transfer of Common Stock and Buyer Common Stock. Until the publication by Buyer of financial results which include at least 30 days of combined results of operations of Buyer and the Company, the Shareholders covenant and agree with Buyer that they will not, without the prior written consent of Buyer, transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust, assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value ("Transfer"), any shares of Common Stock or Buyer Common Stock, except for (a) a Transfer between a Shareholder and such Shareholder's spouse or children, or trust for the benefit of any of them, or
(b) a Transfer between a Shareholder and such Shareholder's guardian or conservator and, upon the death of such Shareholder, such Shareholder's executor, administrator and heirs. Buyer agrees to file in a timely manner all reports it is required to file under the 1934 Act.

15.      REGISTRATION RIGHTS.

         15.1. General. Prior to the Closing, Buyer shall file (and shall use its reasonable efforts to cause to become effective as soon as practicable following the date on which Buyer makes publicly available financial results covering at least 30 days of post-Merger combined operations of Buyer and the Company) a registration statement on Form S-3 under the 1933 Act, covering the Registrable Securities. As used herein, the term "Registrable Securities" shall mean the shares of Buyer Common Stock issued to the Shareholders in connection with the Merger; provided, however, that once issued, such shares of Buyer Common Stock and other securities shall cease to be Registrable Securities when
(x) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (y) they shall have been sold pursuant to Rule 144 promulgated under the 1933 Act ("Rule 144"), or
(z) they shall have ceased to be outstanding.

         15.2. Expenses. Buyer or the Company shall pay all expenses incident to Buyer's performance of or compliance with its obligations under this Section 15 to effect the registration of Registrable Securities required hereunder, including, without limitation, all registration, filing, and listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger, shipping and delivery expenses, the fees and disbursement of counsel for the Company and of its independent public accountants, and any legal fees and expenses of up to $10,000 of counsel retained by the Shareholders, and further excluding any fees and disbursement of underwriters, underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which fees, expenses, discounts, commissions and taxes in respect of Registrable Securities shall be payable by the holders thereof (in the case of an underwritten offering and the underwriter's fees, expenses, discounts or commissions, pro rata among such holders in proportion to the number of Registrable Securities being sold by them). Buyer will use reasonable efforts to effect the registration of such Registrable Securities in accordance with any intended method of disposition thereof specified in writing by holders of a majority of the Registrable Securities.

         15.3. Further Obligations. Without limiting the foregoing, Buyer will:

         (a) prepare and file with the SEC, the registration statements on Form S-3 to effect such registrations (including such audited financial statements as may be required by the 1933 Act) and use its reasonable efforts to cause such registration statement to become effective in the time frame outlined in Section 15.1; provided, that as far in advance as practical before filing such registration statement or any amendment thereto, and in any event at least five
(5) days prior to any such filing, Buyer will furnish to the Shareholders copies of reasonably complete drafts of all such documents proposed to be filed (including any registration statement and including exhibits), and any Shareholder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and Buyer will make the corrections reasonably requested by such Shareholders with respect to such information prior to filing any such registration statement or amendment;

         (b) prepare and file with the SEC such amendments and supplements to such registration statements and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statements and to comply in all material respects with the requirements of the 1933 Act with respect to the disposition of all Registrable Securities included in such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (ii) two years after the Closing Date, and in the event that any Registrable Securities remain unsold at the end of such period, Buyer may file a post-effective amendment to the registration statement for the purpose of removing such Registrable Securities from registered status;

         (c) promptly notify each holder of Registrable Securities and the underwriter or underwriters, if any:

                  (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus or for supplemental information;

                  (iii) of the notification to Buyer by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

                  (iv) of the receipt by Buyer of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

         (d) furnish to each holder of Registrable Securities included in the registration statement such number of conformed copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any prospectus supplement) and any other prospectus filed under Rule 424 promulgated under the 1933 Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of such holder's Registrable Securities;

         (e) use its reasonable best efforts to register or qualify or receive an exemption for all Registrable Securities included in the registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request which request is made within ten
(10) days following the original filing of the registration statement and to keep such registration or qualification in effect for so long as the registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that Buyer shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to consent to general service of process in any such jurisdiction or (iii) to subject itself to taxation in any such jurisdiction by reason of such registration or qualification; and

         (f) use all reasonable efforts to obtain withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of qualification (or exemption from qualification) of the offer and sale of any of the Registration Securities in any jurisdiction.

         Buyer may require each Shareholder whose Registrable Securities are being registered to, and each such holder as a condition to including Registrable Securities in such registration shall, furnish Buyer and any underwriters with such information and affidavits regarding such holder and the distribution of such securities as Buyer and such underwriters may from time to time reasonably request in writing and to otherwise cooperate in connection with such registration. At any time during the effectiveness of the registration statement covering Registrable Securities offered by a holder, if such holder becomes aware of any change materially affecting the accuracy of the information contained in such registration statement or the prospectus (as then amended or supplemented) relating to such holder, it will immediately notify Buyer of such change.

         Upon receipt of any notice from Buyer of the existence of any facts as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, each holder of Registrable Securities will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement until such Holder receives copies of a supplemented or amended prospectus from Buyer and, if so directed by Buyer, shall deliver to Buyer (at Buyer's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If requested by Buyer, the Shareholders shall not effect any sales using the prospectus for a period not to exceed 180 days if, in the good faith determination of Buyer's board of directors, premature disclosure of any information that would be required to be included in the prospectus would be detrimental to the Buyer. In the event Buyer shall give any such notice, the period referred to in paragraph (b) of this
Section 15.3 shall be extended by a number of days equal to the number of days during the period from the giving of such notice from Buyer to stop trading to the date when the copies of the supplemented or amended prospectus are sent to holders whose Registrable Securities are included in such registration statement.

         15.4. Indemnification.

         (a) Buyer shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in the registration statement filed pursuant to this Section 15, its directors, officers, and partners, and each other Person, if any, who controls any such seller within the meaning of the 1933 Act, against any Losses to which such seller or any such director, officer, partner or controlling Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in such registration statement, any preliminary prospectus, final prospectus or prospectus supplement contained therein or filed with the Commission, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, that Buyer shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with information furnished to Buyer by such seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner or controlling Person, and shall survive the transfer of such securities by such seller.

         (b) Each Person whose Registrable Securities are included or are to be included in the registration statement filed pursuant to this Section 15, as a condition to including such holder's Registrable Securities in each registration statement, shall, to the full extent permitted by law, indemnify and hold harmless Buyer, its directors and officers, and each other Person, if any, who controls Buyer within the meaning of the 1933 Act, against any Losses to which Buyer or any such director or officer or controlling Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or prospectus supplement contained therein or filed with the Commission, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 15 shall be several, and not joint and several, among such indemnifying parties on the basis of the number of Registrable Securities of each such indemnifying party included in such registration statement. Notwithstanding any contrary provision of Section 10, the indemnification obligation of the Shareholders under this Section 15 shall in no way be limited to (and Buyer shall not be constrained to seek in response to any failure to provide indemnity pursuant to this Section 15) recourse against Buyer Common Stock held by the Escrow Agent. The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the 1933 Act to the same extent as provided above with respect to Buyer.

         (c) Promptly after receipt by any party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 15.4, such party shall, if a claim in respect thereof is to be made against another party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that any failure of any Person to give notice as provided herein shall not relieve any other Person of its obligations under the preceding paragraph of this Section 15.4, except to the extent that such other Person is actually prejudiced by such failure. In case any such action is brought, the party obligated to indemnify pursuant to the foregoing provisions of this Section 15.4 shall be entitled to participate in and, unless, in the reasonable judgment of any indemnified party, a conflict of interest between such indemnified party and any indemnifying party exists with respect to such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party may participate in such defense at the indemnified party's expense. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without the consent of the indemnified party. No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (d) If the indemnity and reimbursement obligation provided for in any paragraph of this Section 15.4 is unavailable or insufficient to hold harmless a party entitled to indemnification hereunder in respect of any losses, claims, damages or liabilities (or actions with respect thereto) referred to therein, the party obligated to indemnify hereunder shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.

16.      MISCELLANEOUS.

         16.1. Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by the Buyer, by the Buyer, and (ii) in the case of a waiver by any Shareholders, by the Shareholders.

         16.2. Amendment or Modification, etc. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Buyer and the Shareholders. Any written amendment, modification or waiver executed by the Buyer and the Shareholders shall be binding upon the Buyer and the Shareholders.

         16.3. Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

         16.4. Exhibits; Listed Documents, etc. The description of any item, matter or document in any Exhibit hereto for the purpose of modifying, qualifying or disclosing any exemption to any representation or warranty of any party made herein, shall be sufficient to comply with and apply to any and all Exhibits, representations and warranties hereunder notwithstanding the absence of reference to such other Exhibits, representations or warranties. Any matter disclosed in any Exhibit hereto shall be deemed sufficient disclosure for all other purposes of this Agreement. All Exhibits are a part of this Agreement.

         16.5. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

         16.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         16.7. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) no party may transfer any of its rights or obligations hereunder without the consent of the Buyer and the Shareholders, except that, without the consent of the Shareholders, Buyer may assign its rights hereunder to a wholly-owned subsidiary of Buyer, and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder. Except as expressly provided herein, this Agreement shall not confer any right or remedy upon any Person other than the parties and their respective transferees, successors and assigns.

         16.8. Third Parties. Unless expressly stated herein to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         16.9. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed in and enforced in accordance with, the internal laws of The Commonwealth of Massachusetts without regard to principles of conflicts of laws thereof.

         16.10. Brokers. Except pursuant to Section 4.20 hereof, each of the parties represents and warrants that such party has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

17.      NOTICES.

         Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

         If to the Shareholders:

                                                     With a copy to:

         Creslin Limited                             Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
         350 SW 12 Avenue                            Broward Financial Center - Suite 1400
         Deerfield Beach, FL  33442                  500 East Broward Boulevard
                                                     Fort Lauderdale, FL  33394
                                                     Attention:  Michael G. Platner, Esq.

         Mr. Mordechai Golan
         350 SW 12 Avenue
         Deerfield Beach, FL  33442

         If to the COMPANY:                          With a copy to:

         Lens Express, Inc.                          Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
         350 SW 12 Avenue                            Broward Financial Center - Suite 1400
         Deerfield Beach, FL  33442                  500 East Broward Boulevard
         Attention:  Mr. Menderes Akdag              Fort Lauderdale, FL  33394
                                                     Attention:  Michael G. Platner, Esq.

         If to the BUYER OR
         SUMMIT SUB:                                 With a copy to:

         Summit Technology, Inc.                     Ropes & Gray
         21 Hickory Drive                            One International Place
         Waltham, MA  02154                          Boston, MA  02110
         Attention: General Counsel                  Attention:  David C. Chapin, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent by Federal Express, if sent by Federal Express,
(c) one business day after being delivered, if delivered by telecopier with confirmation of good transmission, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.



                        [SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

                                          SHAREHOLDERS:

                                          CRESLIN LIMITED

                                          By:   /s/ Peter E. Leppard
                                             -----------------------------------
                                             Title:  Director

                                             /s/ Mordechai Golan
                                          --------------------------------------
                                          MORDECHAI GOLAN

                                             /s/ Menderes Akdag
                                          --------------------------------------
                                          MENDERES AKDAG

                                             /s/ Huseyin Kizanlikli
                                          --------------------------------------
                                          HUSEYIN KIZANLIKLI

                                          COMPANY:

                                          LENS EXPRESS, INC.

                                          By:   /s/ Mordechai Golan
                                             -----------------------------------
                                             Title:  Chairman

                                          SUMMIT:

                                          SUMMIT TECHNOLOGY, INC.

                                          By:   /s/ David F. Muller
                                             -----------------------------------
                                             Title:  Chief Executive Officer

                                          SUMMIT SUB:

                                          SUMMIT ACQUISITION CORPORATION

                                          By:   /s/ David F. Muller
                                             -----------------------------------
                                             Title:  President

                                LIST OF EXHIBITS


3.5      -        General Escrow Agreement

3.5      -        Litigation Escrow Agreement

4.2      -        Financial Statements

4.3      -        Absence of Certain Changes or Events

4.4(a)   -        Leases

4.4(c)   -        Equipment

4.4(d)   -        Proprietary Rights

4.4(e)   -        Accounts Receivable

4.4(f)   -        Title to Assets

4.5      -        Non-Contravention

4.6      -        Tax Matters

4.7      -        Litigation

4.8(a)   -        Employee Names and Compensation

4.8(b)   -        Legal Compliance

4.8(c)   -        Collective Bargaining Agreements

4.8(d)   -        Employee Benefit Plans

4.9      -        Insurance

4.10     -        Material Agreements

4.11     -        Liabilities

4.12     -        Conflicts of Interest

4.15     -        Managed Vision Inc.; Managed Vision Ltd.

4.17     -        Compliances; Permits

4.18     -        Product Liability and Recalls

4.19     -        Regulatory Compliance

8.7      -        Form of Company Counsel's Opinion

8.8      -        Form of Non-Disclosure and Non-Competition Agreement

8.9      -        Terms of Menderes Akdag Employment Agreement

9.5      -        Form of Opinion of Summit's Counsel


                                      -2-